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                                                EXHIBIT 5 to Form S-1
                                                EXHIBIT 9 to Form N-4

[John Hancock Mutual Life Insurance Company Letterhead]



                                                        July 10, 1996


Board of Directors
John Hancock Variable Life Insurance Company


               Re: John Hancock Variable Life Insurance Company
                 Registration Statements on Forms S-1 and N-4
                 --------------------------------------------


Dear Directors:

      In my capacity as Counsel of John Hancock Variable Life Insurance Company (the "Company"), I have represented the Company in connection with its development of deferred annuities of a type which contemplates both variable benefits and, subject to a market value adjustment, fixed benefits. I have participated in the preparation of the Registration Statements on Forms S-1 and N-4 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of interests in these deferred annuity contracts to be issued by the Company on an individual and group basis (the "Registration Statements").

      I am of the following opinion: the Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and the interests in the deferred annuity contracts, when issued as contemplated in the Registration Statement, will be legal and binding obligations of the Company in accordance with the terms of the deferred annuity contracts.

      In arriving at the foregoing opinion, I have reviewed the Registration Statements on Forms S-1 and N-4, including the prospectus, and relevant proceedings of the Board of Directors.

      I hereby consent to the filing of my opinion as an exhibit to the Registration Statement.


                                 Very truly yours,

                                 /s/ Sandra M. DaDalt, Esq.
                                 -----------------------------
                                 Sandra M. DaDalt,Esq.
                                 Counsel